UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2026

Readvantage Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56797	32-0744491
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Giedraiciu St. 39, Vilnius, 09302, Lithuania

(Address of principal executive offices, zip code)

+1816-3276170

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. other Events.

 Cancellation of Shares

On September 3, 2026, the Board of Directors of Readvantage Corp. (the “Company”) unanimously approved the cancellation and retirement of 1,500,000 restricted common shares held by the officer and the 5%+ shareholder of the Company, Ilona Andzejevska. The shares were voluntarily surrendered to the Company for no consideration and delivered to the Company's transfer agent for cancellation and retirement. The cancellation and retirement were effected in accordance with applicable Nevada law and the Company's governing documents.

The cancellation did not involve the issuance of any securities or the payment of any consideration by the Company and did not result in a change in control of the Company.

Following the cancellation, the Company had 5,447,400 shares of common stock issued and outstanding, as confirmed by the Company’s transfer agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2026

Readvantage Corp.

By:	/s/	Ilona Andzejevska
	Name:	Ilona Andzejevska
	Title:	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)